Exhibit 4.8

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS, OR IN VIOLATION OF THE PROVISIONS OF THIS WARRANT.



                               WARRANT (TRANCHE D)


                          To Purchase 48,437 Shares of
                                 Common Stock of

                           IWERKS ENTERTAINMENT, INC.

            THIS IS TO CERTIFY THAT The Paul and Judy Schaeffer Living Trust (the "Schaeffer Trust"), or its registered assigns, is entitled, at any time and from time to time prior to September 7, 2004 (the "Expiration Date"), to purchase from Iwerks Entertainment, Inc., a Delaware corporation (the "Company"), a total of 48,437 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, subject to adjustment as provided herein, at a purchase price of $3.00 per share (the "Exercise Price"), subject to adjustment as set forth herein, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

            This Warrant was issued to the Schaeffer Trust pursuant to the Warrant Purchase Agreement dated as of September 8, 1999 (the "Agreement") between the Company, the Schaeffer Trust and The Guber Family Trust dated October 20, 1978. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Agreement.

                                   ARTICLE 1.
                                   DEFINITIONS

            As used in this Warrant, the following terms have the respective meanings set forth below:

            "Affiliate" with respect to any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term "control" as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and "controlling" and "controlled by" shall have correlative meanings.

            "Agreement" shall have the meaning set forth in the first paragraph hereof.

            "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in Los Angeles, California.

            "Change of Control" means any of the following transactions or series of related transactions: (i) the consolidation, merger or other business combination of the Company with or into another Person (other than pursuant to a merger effected solely for the purposes of changing the jurisdiction of incorporation of the Company or a merger in which (x) shareholders of the Company immediately prior to the closing of such merger continue to own in excess of 50% of the voting power of the surviving corporation after the merger and (y) a majority of the directors comprising the board of directors of the surviving corporation after the closing of the merger were directors of the Company immediately prior to the merger); (ii) the sale or transfer of all or substantially all of the Company's assets; or (iii) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than 50% of the economic interest in, or the combined voting power of all classes of voting stock of, the Company.

            "Commission" shall mean the Securities and Exchange Commission.

            "Common Stock" shall have the meaning set forth in the first paragraph hereof.

            "Company" shall have the meaning set forth in the first paragraph hereof.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

            "Exercise Price" shall have the meaning set forth in the first paragraph hereof.

            "Expiration Date" shall have the meaning set forth in the first paragraph hereof.

            "holder" shall mean each Person in whose name this Warrant or any portion hereof is registered on the books of the Company maintained for such purpose.

            "Issue Date" shall mean September 8, 1999.

            "Market Price" of the Common Stock on any Trading Day shall mean the closing sale price per share of the Common Stock on the Principal Market or, if the Common Stock is not then traded or quoted on a Principal Market, such other trading or quotation facility on which the Common Stock is then listed or quoted for trading. If the Common Stock is not listed or quoted for trading on any trading or quotation facility, the "Market Price" of the Common Stock on any Trading Day shall mean the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company.

            "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

            "Principal Market" shall mean the national stock market or trading facility on which the Common Stock is listed or quoted for trading.

            "Restricted Stock" shall mean shares of Warrant Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

            "Third Party" means a person who is not related to or affiliated or associated in any manner with the Schaeffer Trust, any of its affiliates or any of their respective officers, directors or shareholders.

            "Trading Day" means a day on which the Principal Market for the Common Stock is open for the transaction of business or, if there is no Principal Market, a Business Day.

            "Transaction" shall have the meaning set forth in Section 4.3 hereof.

            "Transfer" or "transfer" with respect to this Warrant or any Warrant Stock shall mean any transfer, sale, encumbrance, hypothecation or other disposition of this Warrant or any Warrant Stock or of any interest in either thereof.

            "Transfer Notice" shall have the meaning set forth in Section 9.2.

            "Warrant Price" shall mean an amount equal to (i) the number of shares of Warrant Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Exercise Price as of the date of such exercise.

            "Warrant Stock" shall mean the shares of Common Stock purchased by the holder of this Warrant upon the exercise thereof.

                                   ARTICLE 2.
                               EXERCISE OF WARRANT

            Section 2.1. MANNER OF EXERCISE. From and after the date hereof and until 5:00 P.M., California time, on the Expiration Date, but subject to SECTION 2.4, the holder may exercise this Warrant for all or any part of the number of shares of Warrant Stock purchasable hereunder.

            In order to exercise this Warrant, in whole or in part, the holder shall deliver to the Company at its office at 4540 Valerio Street, Burbank, California 91505, or at the office or agency designated by the Company pursuant to Article 12, (i) a written notice of the holder's election to exercise this Warrant, which notice shall specify the number of shares of Warrant Stock to be purchased, (ii) payment of the Warrant Price in the manner provided below, and
(iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as EXHIBIT A, duly executed by or on behalf of the holder. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the holder a certificate or certificates representing the aggregate number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such holder shall request in the notice and shall be registered in the name of the holder or, subject to Article 9, and such other name as shall be designated in the notice.

            This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares of Warrant Stock for all purposes, as of the date the notice, together with the payment of the Warrant Price and this Warrant, are received by the Company as described above and all taxes required to be paid by the holder, if any, pursuant to Section 2.2 prior to the issuance of such shares of Warrant Stock have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the holder a new Warrant evidencing the rights of the holder to purchase the unpurchased shares of Warrant Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the holder, appropriate notation may be made on this Warrant and the same returned to the holder.

            Payment of the Warrant Price shall be made at the option of the holder by (1) cash, (2) wire transfer to an account in a bank located in the United States designated for such purpose by the Company, (3) certified or official bank check, (4) transfer to the Company of shares of Common Stock, including shares to be issued upon the exercise of this Warrant, or (5) any combination of payment under items (1), (2), (3) or (4). In the event of the application of shares of Common Stock to the payment of the Warrant Price, the amount to be credited to the payment of the Warrant Price for each share of Common Stock so applied shall be the average Market Price of the Common Stock for the ten Trading Day period ending on the Trading Day immediately prior to the payment date.

            Section 2.2. PAYMENT OF TAXES. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery of Warrant Stock purchased hereunder, unless such tax or charge is imposed by law upon the holder, in which case such taxes or charges shall be paid by the holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Warrant Stock issuable upon exercise of this Warrant in any name other than that of the holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the reasonable satisfaction of the Company that no such tax or other charge is due.

            Section 2.3. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Warrant Stock upon exercise of this Warrant. As to any fraction of a share which the holder of this Warrant would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the average Market Price of the Common Stock for the ten Trading Day period ending on the Trading Day immediately prior to the payment date.

            Section 2.4. RESTRICTION ON EXERCISE. Notwithstanding the provisions of SECTION 2.1 to the contrary, but subject to SECTION 7.3 and the last sentence of this SECTION 2.4, by its acceptance of this Warrant the holder hereby agrees not to exercise this Warrant in whole or in part until September 8, 2001 unless the Market Price of the Common Stock is at least $4.00 per share on each of the ten (10) Trading Days immediately preceding the date that the holder delivers its notice of exercise to the Company in accordance with SECTION 2.1. Notwithstanding the foregoing sentence, this Warrant shall be exercisable in whole or in part one Business Day prior to the consummation of a Change of Control of the Company.

                                   ARTICLE 3.
                       TRANSFER, DIVISION AND COMBINATION

            Section 3.1. TRANSFER. Subject to compliance with Article 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the

Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Article 12, together with a written assignment of this Warrant substantially in the form of EXHIBIT B hereto duly executed by the holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Article 9, execute and deliver a new Warrant or Warrants in the name(s) of the assignee or assignees and in the denomination(s) specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Article 9, may be exercised by a new holder for the purchase of shares of Warrant Stock without having a new Warrant issued.

            Section 3.2. DIVISION AND COMBINATION. Subject to Article 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder or its agent or attorney. Subject to compliance with
Section 3.1 and with Article 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

            Section 3.3. EXPENSES. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Article 3.

            Section 3.4. MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office or agencies, books for the registration, recordation, issuance and the registration of transfer of the Warrants.

                                   ARTICLE 4.
                                   ADJUSTMENTS

            The number of shares of Warrant Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Article 4. The Company shall give the holder notice of any event described below which requires an adjustment pursuant to this Article 4 at the time of such event.

            Section 4.1. STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS AND RECLASSIFICATIONS. If the Company shall at any time or from time to time after the Issue Date:

            (a) pay a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock,

            (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock,

            (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or

            (d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company,

then, and in each such case, the number of shares of Warrant Stock issuable upon exercise of the Warrant evidenced hereby immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any Warrant evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Warrant Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 4.1 shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

            Section 4.2. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments provided for in this Article 4:

            (a) For purposes of this Article 4, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

            (b) The term "dividend" as used in this Article 4 shall mean a dividend or other distribution upon stock of the Company except pursuant to the Rights Agreement dated as of May 22, 1995 (as amended from time to time, the "Rights Agreement") between the Company and U.S. Stock Transfer Corporation as rights agent. Notwithstanding anything in this Article 4 to the contrary, the number of shares of Warrant Stock issuable upon exercise of the Warrant evidenced hereby shall not be adjusted as a result of any dividend, distribution or issuance of securities of the Company pursuant to the Rights Agreement.

            (c) Notwithstanding anything in this Article 4 to the contrary, the Company shall not be required to give effect to any adjustment in the number of shares of Warrant Stock issuable upon exercise of the Warrant evidenced hereby unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change in the number of shares of Warrant Stock issuable upon exercise of the Warrants evidenced hereby by at least one-hundredth of one share of Warrant Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the number of shares of Warrant Stock issuable upon exercise of the Warrant evidenced hereby by at least one-hundredth of one share of Warrant Stock, such change in the number of shares of Warrant Stock issuable upon exercise of the Warrant evidenced hereby shall thereupon be given effect.

            (d) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then, no adjustment in the number of shares of Warrant Stock issuable upon exercise of the Warrant evidenced hereby shall be required by reason of the taking of such record.

            (e) There shall be no adjustment of the number of shares of Warrant Stock issuable upon exercise of the Warrant evidenced hereby in case of the issuance of any stock of the Company in a merger, reorganization, acquisition or other similar transaction except as set forth in Section 4.3.

            (f) Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction that, by reason of any adjustment hereunder, would cause the Exercise Price to be less than the par value per share of the Common Stock.

            (g) Upon each adjustment to the number of shares of Warrant Stock issuable upon exercise of the Warrant pursuant to Section 4.1, the Exercise Price effective immediately prior to the making of such adjustment shall thereafter be adjusted to be the amount obtained by (i) multiplying (A) the applicable number of shares of Warrant Stock issuable upon exercise of the Warrant immediately prior to such adjustment by (B) the Exercise Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the number of shares of Warrant Stock issuable upon exercise of the Warrant immediately after such adjustment.

            Section 4.3. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case of any reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 4.1), or in case of any consolidation or merger of the Company with or into another corporation, or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), this Warrant shall thereafter be exercisable for, in lieu of the Common Stock issuable upon such exercise prior to consummation of the Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of the Transaction by a holder of that number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to the Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in the Transaction).

            Section 4.4. NOTICES TO WARRANTHOLDERS. In case at any time or from time to time, prior to the Expiration Date, the Company shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Company or consolidation or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases the Company shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holder of the Warrant evidenced hereby at its address as shown on the books of the Company maintained by the Transfer Agent thereof of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which Section 4.3 applies the Company shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

            Section 4.5. CERTIFICATES. Upon any adjustment of the number of shares of Warrant Stock issuable upon exercise of the Warrant evidenced hereby or of the Exercise Price, then, and in each such case, the Company shall promptly deliver to the holders of the Warrant a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased number of shares of

Warrant Stock issuable upon exercise of the Warrant evidenced hereby and the Exercise Price then in effect following such adjustment.

                                   ARTICLE 5.
                                  NO IMPAIRMENT

            The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the holder of the Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Warrant Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

            Upon the request of the holder of the Warrant, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the holder of this Warrant, the continuing validity of this Warrant and the obligations of the Company hereunder.

                                   ARTICLE 6.
                        RESERVATION AND AUTHORIZATION OF
                       COMMON STOCK; REGISTRATION WITH OR
                     APPROVAL OF ANY GOVERNMENTAL AUTHORITY

            The Company covenants and agrees that, until the Expiration Date, the Company shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. All shares of Common Stock which shall be so issuable, when issued upon exercise of this Warrant and payment therefor in accordance with the terms of this Warrant, shall be duly and validly issued, fully paid and nonassessable and free and clear of any liens, claims and restrictions (other than as provided herein). No stockholder of the Company has or shall have any preemptive rights to subscribe for such shares of Common Stock.

            Before taking any action which would result in an adjustment in the number of shares of Warrant Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                                   ARTICLE 7.
                                   REDEMPTION

            Section 7.1. REDEMPTION RIGHT. All (but not less than all) of the outstanding portion of this Warrant may be redeemed by the Company at any time after September 8, 2001 at its option upon the notice described in Section 7.2 hereof at a price equal to $7,812 times the quotient of (a) the number of shares of Warrant Stock for which this Warrant is then exercisable (adjusted as applicable pursuant to Article 4) divided by (b) 48,437 (subject to adjustment pursuant to Article 4) (the "Redemption Price"). The Company's redemption right contained in the preceding sentence is subject to the condition that the Market Price of the Common Stock is more than $10.00 per share on each of the 30 consecutive Trading Days immediately prior to the date on which the Company delivers a redemption notice pursuant to Section 7.2 hereof.

            Section 7.2. DATE FIXED FOR, AND NOTICE OF, REDEMPTION. In the event the Company shall elect to redeem the outstanding portion of this Warrant pursuant to Section 7.1 hereof, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company or the Company's agent at its direction not less than 90 days from the date fixed for redemption to the registered holders of the outstanding portion of this Warrant to be redeemed at their last addresses as they appear on the Company's registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

            Section 7.3. EXERCISE AFTER NOTICE OF REDEMPTION. The outstanding portion of this Warrant called for redemption may be exercised in accordance with Article 2 (other than pursuant to Section 2.4) of this Warrant at any time after notice of redemption is given by the Company pursuant to Section 7.2 hereof and prior to the date fixed for redemption. On and after the redemption date, the record holders of the outstanding portion of this Warrant shall have no further rights except to receive, upon surrender of such holder's portion of this outstanding Warrant, the Redemption Price.

                                   ARTICLE 8.
                        STOCK AND WARRANT TRANSFER BOOKS

            The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

                                   ARTICLE 9.
                         RESTRICTIONS ON TRANSFERABILITY

            This Warrant and the Restricted Stock shall not be transferred before satisfaction of the conditions specified in this Article 9, which conditions are, among other things, intended to ensure compliance with the provisions of the Securities Act and state securities laws with respect to the transfer of this Warrant or any Restricted Stock. The holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Article 9.

            Section 9.1. RESTRICTIVE LEGEND. (a) Except as otherwise provided in this Article 9, each certificate for Restricted Stock initially issued upon any exercise of this Warrant, and each certificate for Restricted Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and are subject to the conditions specified in a certain Warrant dated September 8, 1999, originally issued by Iwerks Entertainment, Inc. The shares represented by this certificate may not be transferred in violation of such Act and laws, the rules and regulations thereunder or the provisions of the Warrant. A copy of the form of said Warrant is on file with the Secretary of Iwerks Entertainment, Inc. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Warrant."

            (b) Except as otherwise provided in this Article 9, this Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and are subject to the conditions specified herein. This Warrant may not be sold or otherwise transferred in the absence of such registration or an exemption therefrom under the

            Securities Act of 1933, as amended, and under any such applicable state laws, or in violation of the provisions of this Warrant."

            Section 9.2. TRANSFERS. Prior to any transfer or attempted transfer of this Warrant or any shares of Restricted Stock, the holder of this Warrant or Restricted Stock shall give notice (a "Transfer Notice") to the Company of such holder's intention to effect such transfer, describing the manner and circumstances of the proposed transfer, and obtain from counsel a written opinion addressed and reasonably satisfactory to the Company that the proposed transfer of this Warrant or such Restricted Stock may be effected without registration under the Securities Act and applicable state securities laws. After receipt of the Transfer Notice and written opinion, the Company shall, within two Business Days thereof, so notify the holder of this Warrant or such Restricted Stock and such holder shall thereupon be entitled to transfer this Warrant or such Restricted Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Stock issued upon such transfer shall bear the restrictive legend set forth in Section 9.1(a), and each Warrant issued upon such transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the written opinion of counsel addressed to the Company such legend is not required in order to ensure compliance with the Securities Act.

            Section 9.3. NO TRANSFERS UNTIL SEPTEMBER 8, 2001. In addition to the restrictions on transfer imposed by Section 9.1 hereof, unless this Warrant can be exercised pursuant to Section 2.4, no holder of this Warrant may transfer this Warrant in whole or in part until September 8, 2001, except for transfers to a holder's Affiliates. The provisions of this Section 9.3 shall not restrict the transfer of any Warrant Shares issued or issuable upon exercise of this Warrant.

            Section 9.4. TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing provisions of this Article 9, the restrictions imposed by this Article 9 upon the transferability of this Warrant and the Restricted Stock and the legend requirements of Section 9.1 shall terminate as to this Warrant or Restricted Stock (i) as to the Restricted Stock, when and so long as the resale of such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) as to the Warrant and Restricted Stock, when the holder of the Warrant or Restricted Stock shall have delivered to the Company the written opinion of counsel addressed and reasonably satisfactory to the Company stating that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Article 9 shall terminate as to any share of Restricted Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense (except for any transfer taxes), a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

                                   ARTICLE 10.
                              SUPPLYING INFORMATION

            The Company shall cooperate with the holder of this Warrant and the holder of Restricted Stock in supplying such information as may be reasonably requested by such holder or reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of this Warrant or Restricted Stock.

                                   ARTICLE 11.
                               LOSS OR MUTILATION

            Upon receipt by the Company from any holder of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the holder.

                                   ARTICLE 12.
                              OFFICE OF THE COMPANY

            As long as any portion of this Warrant remains outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where this Warrant may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

                                   ARTICLE 13.
                             LIMITATION OF LIABILITY

            No provision hereof, in the absence of affirmative action by the holder to purchase shares of Warrant Stock, and no enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of the holder for the purchase price of any Warrant Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                                   ARTICLE 14.
                            REPRESENTATION OF HOLDER

            The holder represents that it is acquiring the Warrant and the Warrant Stock for the purpose of investment and not with a view to the resale or distribution hereof or thereof; PROVIDED, that the disposition of holder's property shall at all times be and remain within its control.

                                   ARTICLE 15.
                                  MISCELLANEOUS

            Section 15.1. NONWAIVER. No course of dealing or any delay or failure to exercise any right hereunder on the part of the parties shall operate as a waiver of such right or otherwise prejudice the parties' rights, powers or remedies.

            Section 15.2. NO RIGHTS AS STOCKHOLDER. The Person in whose name this Warrant is registered shall be deemed the owner hereof and of this Warrant evidenced hereby for all purposes. The registered holder of this Warrant shall not be entitled to any rights whatsoever as a stockholder of the Company except as herein provided.

            Section 15.3. NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            (a) If to the holder, at its last known address appearing on the books of the Company maintained for such purpose.

            (b)     If to the Company:

                    Iwerks Entertainment, Inc.
                    4540 Valerio Street
                    Burbank, California  91505
                    Attention:  Charles Goldwater
                    Fax No.: (818) 840-6192

                    with a copy to:

                    Troop Steuber Pasich Reddick & Tobey, LLP
                    2029 Century Park East, 24th Floor
                    Los Angeles, California 90067-3010
                    Attention:  C. N. Franklin Reddick, Esq.
                    Fax No.: (310) 728-2204


or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail.

            Section 15.4. SUCCESSORS AND ASSIGNS. Subject to the provisions of
Section 3.1 and Article 9, (i) this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the holder, and (ii) the provisions of this Warrant are intended to be for the benefit of all holders from time to time of this Warrant, and shall be enforceable by any such holders.

            Section 15.5. AMENDMENT. This Warrant may be modified or amended or the provisions thereof waived with the written consent of the Company and the holders of the majority of the portion of this Warrant then outstanding.

            Section 15.6. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

            Section 15.7. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

            Section 15.8. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles thereof.

            Section 15.10. MUTUAL WAIVER OF JURY TRIAL. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the Company and the holder waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Warrant.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer on September 8, 1999.



                                          IWERKS ENTERTAINMENT, INC.



                                          By  /s/  CHARLES GOLDWATER
                                            ------------------------------------
                                              Name: Charles Goldwater
                                              Title:  President and Chief
                                              Executive Officer

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                [To be executed only upon exercise of Warrant]

            The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _____ Shares of Common Stock (the "Common Stock") of IWERKS ENTERTAINMENT, INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________ whose address is ____________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                    (Name of Registered Owner)
----------------------
                                    (Signature of Registered owner)
----------------------
                                    (Street Address)
----------------------
                                    (City) (State) (Zip Code)
----------------------


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

            FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                 No. of Shares of Common Stock



and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of IWERKS ENTERTAINMENT, INC. maintained for the purpose, with full power of substitution in the premises.



Dated:
      ------------------------------
Name:
     -------------------------------
Signature:
          --------------------------
Witness:
        ----------------------------

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.


                                    Page 19